                                                                   EXHIBIT 23.3



                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]



                         Independent Auditors' Consent
                         -----------------------------



The Board of Directors
Norwest Corporation:

We consent to the use of our report dated January 19, 1994 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus. Our report refers to the Corporation's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."



                              /s/ KPMG Peat Marwick LLP



January 30, 1995
Minneapolis, Minnesota